Exhibit 5.3

[Akerman LLP Letterhead]

January 29, 2016

HealthSouth Corporation
3660 Grandview Parkway, Suite 200
Birmingham, Alabama 35243

Re:     Registration Statement on Form S-4 [Florida Legal Opinion]

Ladies and Gentlemen:

We have acted as Florida counsel to HealthSouth Corporation, a Delaware corporation (the “Issuer”), and to Lakeshore System Services of Florida, Inc., a Florida corporation (the “Guarantor”), in connection with the filing by the Issuer and the Subsidiary Guarantors (as defined in the Indenture, as defined below), including the Guarantor, with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange of up to $350,000,000 aggregate principal amount of the Issuer’s 5.75% senior notes due November 1, 2024 (the “New 2024 Notes”) and the offer and exchange of up to $350,000,000 aggregate principal amount of the Issuer’s 5.75% senior notes due September 15, 2025 (the “New 2025 Notes”) (collectively, the New 2024 Notes and the New 2025 Notes are the “Exchange Notes”) and of the guarantees as to the payment of principal and interest on the Exchange Notes as set forth in Article V of the Fourth Supplemental Indenture, as defined below, and Article V of the Seventh Supplemental Indenture, as defined below (collectively, the “Exchange Note Guarantees”), by each of the Subsidiary Guarantors, including the Guarantor. The offer and exchange of the Exchange Notes and the Exchange Note Guarantees is sometimes collectively referred to as the “Exchange Offer”.

The Exchange Notes are to be issued pursuant to an Indenture, dated as of December 1, 2009, by and between the Issuer and Wells Fargo Bank, National Association (the “Trustee”) as successor trustee to The Bank of Nova Scotia Trust Company of New York (the “Base Indenture”); as amended and supplemented by the Fourth Supplemental Indenture, dated as of September 11, 2012, by and among the Issuer, the guarantors party thereto and the Trustee (the “Fourth Supplemental Indenture”); as further amended and supplemented by the Sixth Supplemental Indenture, dated as of August 7, 2015, by and among Issuer, the guarantors party thereto and the Trustee (the “Sixth Supplemental Indenture”); and as further amended and supplemented by the Seventh Supplemental Indenture, dated as of September 16, 2015, by and among the Issuer, the guarantors party thereto and the Trustee (the “Seventh Supplemental Indenture”) (the Base Indenture, as so supplemented, the “Indenture”).
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.
In rendering our opinions herein, we have relied with respect to factual matters upon the truthfulness of the statements made by officers of the Issuer and the Guarantor in the Certificate to Counsel (defined below), the truthfulness of the representations and warranties contained in the Indenture, and the truthfulness of the factual statements made in certificates of public officials and in the Registration Statement. In addition thereto, we have reviewed and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the following:
i.the Articles of Incorporation of the Guarantor, as certified by the Florida Department of State on January 27, 2016;

ii.the Bylaws of the Guarantor (undated), which have been certified to us in the Certificate to Counsel;

iii.certain actions taken by written consent of the board of directors and the sole shareholder of the Guarantor, and certain resolutions of the board of directors of the Issuer and of the finance committee of the board of directors of the Issuer, in each case, relating to, among other matters, the issuance and guaranty of the debt of the Issuer, which actions and resolutions have been certified to us in the Certificate to Counsel;

iv.a Certificate of Status, dated January 21, 2016, for the Guarantor issued by the Florida Department of State (the “Guarantor’s Certificate of Status”);

v.the certificate with respect to various factual matters signed by an officer of each of the Issuer and the Guarantor and dated the date of this opinion (the “Certificate to Counsel”);

vi.the Indenture;

vii.the form of the Exchange Notes;

viii.the Registration Statement; and

ix.the prospectus contained in the Registration Statement (the “Prospectus”).

The Indenture and the form of Exchange Notes are sometimes collectively referred to herein as the “Transaction Documents.”
In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Exchange Offer; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Transaction Documents other than the Guarantor; (d) the power of each party to the Transaction Documents, other than the Guarantor, to execute, deliver and perform the Transaction Documents and to do each other act done or to be done by such party; (e) the authorization by each party, other than the Guarantor, of each document executed and delivered or to be executed and delivered in connection with the Transaction Documents by such party; (f) the execution and delivery by each party of each document executed and delivered or to be executed and delivered in connection with the Transaction Documents by such party; and (g) that each of the Transaction Documents is or will be a legal, valid and binding obligation of each party, enforceable against each such party in accordance with its terms.
Subject to the assumptions, exceptions, qualifications and limitations hereinabove and hereinafter stated, it is our opinion that:

1.	Based solely upon our review of the Guarantor’s Certificate of Status, the Guarantor is validly existing and its status is active under the laws of the State of Florida.

2.	The Guarantor has the requisite corporate power to execute, deliver and perform its obligations under the Indenture, including its guarantee of the Exchange Notes.

3.
The execution and delivery by the Guarantor of the Indenture and the performance of its respective obligations thereunder, including guaranteeing the Exchange Notes in accordance with the provisions of the Indenture, have been duly authorized by all necessary corporate action of the Guarantor.

We have acted as Florida counsel to the Guarantor solely for the purpose of providing this opinion letter and for no other purpose. In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement, Prospectus or other offering material regarding the Company or the Guarantor, or regarding the Exchange Notes or Exchange Note Guarantees, or their offering and sale. Further, no opinions are provided hereunder with respect to any federal, state “blue sky” or foreign securities laws.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.
This opinion letter is furnished to you in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.
We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,

/s/ Akerman LLP

Akerman LLP